SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2004

SOUTHERN PERU COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or other	(Commission	(IRS Employer)
jurisdiction of	File Number)	Identification No.)
organization)

2575 East Camelback Rd.
Phoenix, AZ		85016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 977-6500

Item 5. Other Events

Effective on March 19, 2004 the Board of Directors of Southern Peru Copper Corporation (the “Company”) unanimously appointed Mr. Luis Miguel Palomino Bonilla as an independent director of the Company and elected him as member of both its Audit Committee and the Special Committee of Disinterested Directors recently established. Mr. Palomino’s appointment fills the vacancy on the Board created by the resignation of Mr. Pedro-Pablo Kuczynski on February 16, 2004.

The referred Special Committee, recently hired, after a selection process, Goldman Sachs & Co. and Latham & Watkins LLP, as financial and legal advisors, respectively, in order to assist it  to carry out its duties. The members of the referred Committee are Messrs. Harold S. Handelsman, Gilberto Pérezalonso, Luis Miguel Palomino Bonilla and Carlos Ruiz Sacristán.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN PERU COPPER CORPORATION

	By:	Armando Ortega,
Its: Vice President-Legal and Secretary

Date: March 22, 2004